Exhibit 5.1
Jones Day

August 10, 2012

Atlantic American Corporation
4370 Peachtree Road, N.E.
Atlanta, Georgia  30319

Re:           Registration Statement on Form S-8 filed by Atlantic American Corporation

Ladies and Gentlemen:

We have acted as counsel for Atlantic American Corporation, a Georgia corporation (the “Company”), in connection with the registration of 500,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, that may be issued or delivered and sold pursuant to the Atlantic American Corporation 2012 Nonqualified Stock Purchase Plan (the “Plan”).  In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan have been authorized by all necessary corporate action of the Company and when issued or delivered and sold in accordance with the terms of the Plan against payment of the consideration therefor as provided therein, will be, validly issued, fully paid and non-assessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the laws of the State of Georgia, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.  In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the applicable award agreements will be in full force and effect at all times at which such Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares to be issued or delivered and sold pursuant to the Plan under the Securities Act of 1933 (the “Act”).  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

By:	/s/ Jones Day
Jones Day